BILI SOCIAL INTERNATIONAL, INC. c/o WCST Shareholder Services 721 N. Vulcan Ave. Ste. 106 Encinitas, CA 92024-2191 IMPORTANT NOTICE SHAREHOLDER NAME ADDRESS CITY STATE ZIP

BILI SOCIAL INTERNATIONAL, INC. 625 Broad Street, 2nd Floor, Suite 240 Newark, New Jersey 07102 888-458-2454

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF OUR INFORMATION STATEMENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that on August 13, 2026, the holders of approximately 55.729% of the outstanding voting power (the "Majority Stockholders") of BILI Social International, Inc., formerly known as Allied Energy, Inc., a Florida corporation (the "Company," "we," "us," or "our"), approved the following action by written consent without a meeting of stockholders in accordance with Section 607.0704 of the Florida Business Corporation Act:

Item 1. Approval of an amendment to the Company’s Bylaws to decrease the number of shares needed to establish a quorum for meetings of stockholders to thirty-three and one-third percent (33 1/3%) of the outstanding voting securities of the Company (the "Bylaws Amendment").

The earliest date on which the foregoing action may become effective is at least forty (40) days after delivery of the Information Statement to stockholders of record as of August 10, 2026 (the "Record Date").

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, you are receiving this notice that the Information Statement is available on the Internet. This communication presents only an overview of the more complete Information Statement that is available to you on the Internet. We encourage you to access and review all of the important information contained in these materials.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

How to Access the Information Statement:

The Information Statement and its exhibits are available online at: https://westcoaststocktransfer.com/proxy-BSCL/

You will not receive a paper or e-mail copy of these materials unless you request one.

There is no charge to you for requesting a copy. Please make your request on or before September 15, 2026, to facilitate timely delivery.

TO ORDER A PAPER OR E-MAIL COPY OF THESE MATERIALS:

1. Call our toll-free number at 888-458-2454.

2. Send an email to cs@wcsti.com. Please list "BSCL DEFA14C Request" in the subject line and clearly identify the materials you are requesting and the name and address or e-mail address to which they should be sent.

3. Visit https://westcoaststocktransfer.com/proxy-BSCL/ and follow the request instructions.

By Order of the Board of Directors Dated: August 25, 2026	QR Code for mobile devices